Exhibit	10(f)(1)

Southern Power Company has requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Southern Power Company has omitted portions from this filing and filed them separately with the Securities and Exchange Commission. Such omissions are designated as “[**]”.

DOE F 4600.1#	U.S. DEPARTMENT OF ENERGY
(7/05)	NOTICE OF FINANCIAL ASSISTANCE AWARD

Under the authority of Public Law	95-91 DOE Organization Act and PL 102-486 Energy Policy Act 1992

1. PROJECT TITLE "Demonstration of a 285MW Coal-based Transport Gasifier"	2. INSTRUMENT TYPE [ ] GRANT [ X ] COOPERATIVE AGREEMENT
3. RECIPIENT (Name, address, zip code) Southern Company Services, Inc. 600 North 18th Street PO Box 2641 Birmingham, AL 35291	4. INSTRUMENT NO. DE-FC26-06NT42391	5. AMENDMENT NO. A003
	6. BUDGET PERIOD FROM:5/1/07 THRU:06/01/10	7. PROJECT PERIOD FROM:2/1/06THRU:11/28/14
8. RECIPIENT PROJECT DIRECTOR (Name, phone and E-mail) Timothy E. Pinkston tepinkst@southernco.com (205) 670-5860 Fax: (205) 670-5843	10. TYPE OF AWARD [ ] NEW [ X ] CONTINUATION [ ] RENEWAL [ ] REVISION [ ] INCREMENTAL FUNDING
9. RECIPIENT BUSINESS OFFICER (Name, phone and E-mail) Charles W. Henderson cwhender@southernco.com (205) 670-5844 Fax: (205) 670-5843

11.   DOE PROJECT OFFICER (Name, address, phone and E-mail)

National Energy Technology Laboratory

ATTN: Diane R. Madden, M/S 922-342C

626 Cochrans Mill Road, P. O. Box 10940

Pittsburgh, PA 15236-0940

(412) 386-5931 Diane.Madden@netl.doe.gov

12. ADMINISTERED FOR DOE BY (Name, address, phone and E-mail)National Energy Technology Laboratory

ATTN: Brittley K. Robbins, M/S 921-107

626 Cochrans Mill Road, P. O. Box 10940

Pittsburgh, PA 15236-0940

(412) 386-5430 Brittley.Robbins@netl.doe.gov

13.	RECIPIENT TYPE

[	] STATE GOV'T	[	] INDIAN TRIBAL GOV'T [	] HOSPITAL	[ X	] FOR PROFIT	[	] INDIVIDUAL
ORGANIZATION

[ ]  LOCAL GOV'T [ ]  INSTITUTION OF [ ]  OTHER NONPROFIT [ x ] CORPORATION  [ ] PARTNERSHIP [ ] SOLE [ ]  OTHER (Specify)

HIGHER EDUCATION	ORGANIZATION	PROPRIETOR

14. ACCOUNTING AND APPROPRIATIONS DATA:	15. EMPLOYER I.D. NUMBER a. TIN: 63-0274273 b. DUNS: 137519547
150 2005 31 220321 61000000 25500 1610353 90633085 150 2005 31 220321 61000000 25500 1610353 138990194

16. BUDGET AND FUNDING INFORMATION
a. CURRENT BUDGET PERIOD INFORMATION	b. CUMULATIVE DOE OBLIGATIONS

(1)    DOE Funds Obligated This Action                                $ 229,623,279

(2)    DOE Funds Authorized for Carry Over                           $      5,300,000

(3)    DOE Funds Previously Obligated in this Budget Period   $                      0

(4)    DOE Share of Total Approved Budget                           $ 229,623,279

(5)    Recipient Share of Total Approved Budget                    $                  [**]

(6)    Total Approved Budget                                             $                   [**]

(1) This Budget Period $ 229,623,279 [Total of lines a.(1) and a.(3)] (2) Prior Budget Periods $ 13,762,832 (3) Project Period to Date $ 243,386,111 [Total of lines b.(1) and b.(2)]

17.  TOTAL ESTIMATED COST OF PROJECT, INCLUDING DOE FUNDS TO FFRDC:

$ 844,267,321 (DOE: $293,750,000 Recipient: $550,517,321)

(This is the current estimated cost of the project. It is not a promise to award nor an authorization to expend funds in this amount.)

18.  AWARD AGREEMENT TERMS AND CONDITIONS

This award/agreement consists of this form plus the following:

a. Special terms and conditions.

b. Applicable program regulations (specify) (Date) .

c. DOE Assistance Regulations, 10 CFR Part 600at http://ecfr.gpoaccess.gov or, if the award is a grant to a Federal Demonstration Partnership (FDP) institution, the FDP Terms & Conditions and the DOE FDP Agency Specific Requirements at http://www.nsf.gov/awards/managing/fed_dem_part.jsp.

d. DOE and Southern Company Services (SCS) agree that SCS’s application dated June 10, 2004, as amended by continuation application dated

January 2007, has been approved by DOE and is incorporated into the cooperative agreement.

e. National Policy Assurances to Be Incorporated as Award Terms in effect on date of award at http://management.energy.gov/business_doe/1374.htm.

19. REMARKS See Continuation Pages
20. EVIDENCE OF RECIPIENT ACCEPTANCE /s/ William Paul Bowers 5/8/07 (Signature of Authorized Recipient Official) (Date) William Paul Bowers (Name) President, Southern Company Generation (Title)	21. AWARDED BY /s/ Raymond D. Johnson 5/2/07 (Signature) (Date) Raymond D. Johnson (Name) Contracting Officer (Title)

DE-FC26-06NT42391

A003

A. The purposes of this amendment are to:

1.	Approve continuation into Budget Period (BP) 2
2.	Recognize an increase in the budget for Budget Periods 2, 3, and the overall project cost
3.	Obligate funds to fully fund the DOE share of BP 2

4.	Add a requirement for a detailed budget to be included in the continuation application for BP3. This budget will be reviewed and approved by the DOE.
5.	Revise the Statement of Project Objectives
6.	Revise Attachment B – Federal Assistance Reporting Instructions
7.	Replace Attachment D – Repayment Agreement

B. Actions incorporated as a result of the purposes delineated in paragraph “A” above, are as follows:

1.

Based upon DOE’s favorable assessment and evaluation of the project’s progress and the Continuation Application dated January 2007, approval to proceed into Budget Period 2 is hereby provided. The Budget Period (Block #6) for Budget Period 2 covers the period of 05/01/2007 to 06/01/2010. Block #6 has been revised accordingly.

Budget Period 2 costs are as follows:

DOE Share:	$229,623,279
Recipient Share:	[**]
Total Budget Period 2 Costs:	[**]

2.	Project costs have increased. Consequently, the following changes are made:

A. The cost detail noted in Article 2.5 “Budget Periods and Estimated Project Costs (OCT 2003)”, paragraph (b) “Total Estimated Project Costs” are changed to read:

“TOTAL ESTIMATED PROJECT COST:	$ 844,267,321

Budget Period #1 - - Phase I – Project Definition

DOE Share	$13,762,832.00		[**]
Recipient Share	$	[**]	[**]
TOTAL	$	[**]

Budget Period #2 - - Phase II – Detailed Design and Phase III Construction

FROM	BY	TO
DOE Share	$170,873,279 [**]	$ 58,750,000	$229,623,279 [**]
Recipient Share	$	[**]	[**]	$	[**]	$	[**]	[**]
$	[**]	$	[**]	$	[**]

Budget Period #3 - - Phase IV – Demonstration

	FROM	BY	TO
DOE Share	$ 50,363,889 [**]		$-0-	$ 50,363,889 [**]
Recipient Share	$ [**]	[**]	$ [**]	$ [**]	[**]
	$ [**]	$	[**] $	[**]

3

DE-FC26-06NT42391

A003

Total Project

	FROM			BY		TO
DOE Share	$235,000,000 [**]			$ 58,750,000		$293,750,000 [**]
Recipient Share	$	[**]	[**]	$	[**]	$	[**]	[**]
	$	[**]		$	[**]	$	[**]

B. In accordance with Article 2.7 “Cost Overrun” (OCT 2003), the DOE has reached its maximum participation in support of overruns. The above increase in the DOE’s cost share represents 25 percent of the original Government contribution as specified in the initial Cooperative Agreement. The Government shall not share in any additional cost overruns. Therefore, Southern Company Services, Inc. shall be responsible for all further cost overruns that may occur in order to complete the project in accordance with the Statement of Project Objectives contained in the Cooperative Agreement.

C. Delete the budget page under Attachment C of Amendment No. A000 and replace with Enclosure 1 entitled “Attachment C – Budget Pages”.

3.	Incremental funding is increased as follows:

FROM	BY	TO

$13,762,832	$229,623,279	$243,386,111
Block 16(b)(3)	Block 16(a)(1)	Block 16(b)(3)

4.	Delete Clause 2.11 “Continuation Application and Funding (OCT 2004)” in its entirety and replace with the following:

“2.11	Continuation Application and Funding

(a)

Continuation Application. A continuation application is a non-competitive application for an additional budget period within a previously approved project period. At least 90 days before the end of each budget period, you must submit to the DOE Project Officer identified in Block 11 and the DOE Award Administrator identified in Block 12 of the Notice of Financial Assistance Award your continuation application, which includes the following information:

1.            A report on your progress towards meeting the objectives of the project, including any significant findings, conclusions, or developments, and an estimate of any unobligated balances remaining at the end of the budget period. If the remaining unobligated balance is estimated to exceed 20 percent of the funds available for the budget period, explain why the excess funds have not been obligated and how they will be used in the next budget period.

2.            A detailed budget and supporting justification for the upcoming budget period if additional funds are requested, a reduction of funds is anticipated, or a budget for the upcoming budget period was not approved at the time of award.

3.            A description of your plans for the conduct of the project during the upcoming budget period, if there are changes from the DOE approved application.

4.	A detailed cost proposal for Budget Period 3 for DOE review and approval.

4

DE-FC26-06NT42391

A003

(b)

Continuation Funding. Continuation funding is contingent on (1) availability of funds; (2) satisfactory progress towards meeting the objectives of your approved application; (3) submittal of required reports; and (4) compliance with the terms and conditions of the award.

(c)

The continuation application shall be submitted on the DOE 424A. Technical and budgetary information supporting the continuation application shall be provided in accordance with 10 CFR 600.26. Forms for submission of continuation applications can be found at http://www.netl.doe.gov/business/index.html.”

5.	The following changes are to be made to Attachment A - Statement of Project Objectives:

A.	[**]

B.	[**]

C.	[**]

D.	[**]

6.	The following changes are to be made under Attachment B – Federal Assistance Reporting Checklist instructions:

A. Section III Topical Reports: Delete second paragraph because it is redundant.

B. Section V. Other Reporting, Environmental Reports: Change the word “may” to “will” in the last sentence of the first paragraph.

C. In Section V. subsection A. Environmental Compliance Plan: In the second sentence of the paragraph change the word “Act” to “Plan.”

D. In Section V. subsection B. Environmental Monitoring Plan: Replace first paragraph with the following:

“DOE’s analysis of the potential environmental impacts of the proposed action has identified a need for environmental monitoring. The Recipient will submit a draft Environmental Monitoring Plan (EMP) within 30 days of the start of Budget Period 2. After consultation with DOE, the draft EMP will be revised, as necessary and a final EMP will be prepared. The EMP may be revised as the project dictates.”

7.	Delete Attachment D – Repayment Agreement in its entirety and replace with Enclosure 2 entitled “Attachment D – Amended and Restated Repayment Agreement”.

C. All other terms and conditions remain unchanged.

5

Enclosure 1

Attachment C – Budget Pages

Applicant Name:	Southern Company Services, Inc.	Award Number:	DE-FC26-06NT42391

Budget Information - Non Construction Programs
OMB Approval No. 0348-0044

Section A - Budget Summary
Grant Program Function or Activity		Catalog of Federal Domestic Assistance Number	Estimated Unobligated Funds		New or Revised Budget
			Federal	Non-Federal	Federal	Non-Federal	Total
	(a)	(b)	(c )	(d)	(e)	(f)	(g)
1.	Project Definition	81.089			$13,762,832	[**]	[**]
2.	Design	81.089			$24,336,315	[**]	[**]
3.	Construction & Startup	81.089			$205,286,964	[**]	[**]
4.	Demonstration	81.089			$50,363,889	[**]	[**]
5.	Totals		$0	$0	$293,750,000	[**]	$844,267,321
Section B - Budget Categories
6.	Object Class Categories		Grant Program, Function or Activity			Total (5)
			(1) Project Definition	(2) Design	(3) Construction & Startup	(4) Demonstration
a. Personnel			[**]	[**]	[**]	[**]	[**]
b. Fringe Benefits							[**]
c. Travel			[**]	[**]	[**]	[**]	[**]
d. Equipment			[**]		[**]	[**]	[**]
e. Supplies							[**]
f. Contractual			[**]	[**]	[**]	[**]	[**]
g. Construction							[**]
h. Other			[**]		[**]		[**]
i. Total Direct Charges (sum of 6a-6h)			[**]	[**]	[**]	[**]	[**]
j. Indirect Charges							[**]
k. Totals (sum of 6i-6j)			[**]	[**]	[**]	[**]	[**]

7.	Program Income					$0

SF-424A (Rev. 4-92)
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Authorized for Local Reproduction

Section C - Non-Federal Resources
(a) Grant Program	(b) Applicant	(c ) State	(d) Other Sources	(e) Totals
8.	Project Definition	[**]	[**]
9.	Design	[**]	[**]
10.	Construction & Startup	[**]	[**]
11.	Demonstration	[**]	[**]
12.	Total (sum of lines 8 - 11)	$0	$0	$550,517,341	$550,517,341
Section D - Forecasted Cash Needs
Total for 1st Year	1st Quarter	2nd Quarter	3rd Quarter	4th quarter
13.	Federal	[**]	[**]	[**]	[**]
14.	Non-Federal	[**]	[**]	[**]	[**]
15.	Total (sum of lines 13 and 14)	[**]	[**]	[**]	[**]	[**]
Section E - Budget Estimates of Federal Funds Needed for Balance of the Project
(a) Grant Program	Future Funding Periods (Years)
(b) First	(c ) Second	(d) Third	(e) Fourth
16.	Project Definition	$13,762,832
17.	Design	[**]
18.	Construction & Startup	[**]
19.	Demonstration	$50,363,889
20.	Total (sum of lines 16-19)	$13,762,832	$229,623,279	$50,363,889	$0
Section F - Other Budget Information
21. Direct Charges	22. Indirect Charges

23. Remarks

SF-424A (Rev. 4-92)
Previous Edition Usable	Prescribed by OMB Circular A-102
Authorized for Local Reproduction

Instructions for the SF-424A

Public Reporting Burden for this collection of information is estimated to average 3.0 hours per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Please do not return your completed form to the Office of Management and Budget; send it to the address provided by the sponsoring agency.

General Instructions
This form is designed so that application can be made for funds from one or more grant programs. In preparing the budget, adhere to any existing Federal grantor agency guidelines which prescribe how and whether budgeted amounts should be separately shown for different functions or activities within the program. For some programs, grantor agencies may require budgets to be separately shown by function or activity. For other programs, grantor agencies may require a breakdown by function or activity. Sections A, B, C, and D should include budget estimates for the whole project except when applying for assistance which requires Federal authorization in annual or other funding period increments. In the later case, Sections A, B, C, and D should provide the budget for the first budget period (usually a year) and Section E should present the need for Federal assistance in the subsequent budget periods. All applications should contain a breakdown by the object class categories shown in Lines a-k of Section B.

Section A. Budget Summary Lines 1-4 Columns (a) and (b)
For applications pertaining to a **single** Federal grant program (Federal Domestic Assistance Catalog number) and **not requiring** a functional or activity breakdown, enter on Line 1 under Column (a) the catalog program title and the catalog number in Column (b).

For applications pertaining to a **single** program **requiring** budget amounts by multiple functions or activities, enter the name of each activity or function on each line in Column (a), and enter the catalog number in Column (b). For applications pertaining to multiple programs where none of the programs require a breakdown by function or activity, enter the catalog program title on each line in **Column** (a) and the respective catalog number on each line in Column (b).
For applications pertaining to **multiple** programs where one or more programs **require** a breakdown by function or activity, prepare a separate sheet for each program requiring the breakdown. Additional sheets should be used when one form does not provide adequate space for all breakdown of data required. However, when more than one sheet is used, the first page should provide the summary totals by programs.

Lines 1-4, Columns (c) through (g)

For new applications, leave Columns (c) and (d) blank. For each line entry in Columns (a) and (b), enter in Columns (e), (f), and (g) the appropriate amounts of funds needed to support the project for the first funding period (usually a year).

For continuing grant program applications, submit these forms before the end of each funding period as required by the grantor agency. Enter in Columns (c) and (d) the estimated amounts of funds which will remain unobligated at the end of the grant funding period only if the Federal grantor agency instructions provide for this. Otherwise, leave these columns blank. Enter in columns (e) and (f) the amounts of funds needed for the upcoming period. The amount(s) in Column (g) should be the sum of amounts in Columns (e) and (f).

For supplemental grants and changes to existing grants, do not use Columns (c) and (d). Enter in Column (e) the amount of the increase or decrease of Federal funds and enter in Column (f) the amount of the increase or decrease of non-Federal funds. In Column (g) enter the new total budgeted amount (Federal and non-Federal) which includes the total previous authorized budgeted amounts plus or minus, as appropriate, the amounts shown in Columns (e) and (f). The amount(s) in Column (g) should not equal the sum of amounts in Columns (e) and (f).

Line 5—Show the totals for all columns used.

Section B. Budget Categories
In the column headings (a) through (4), enter the titles of the same programs, functions, and activities shown on Lines 1-4, Column (a), Section A. When additional sheets are prepared for Section A, provide similar column headings on each sheet. For each program, function or activity, fill in the total requirements for funds (both Federal and non-Federal) by object class categories.

Lines 6a-i—Show the totals of Lines 6a to 6h in each column.

Line 6j—Show the amount of indirect cost.

Line 6k—Enter the total of amounts on Lines 6i and 6j. For all applications for new grants and continuation grants the total amount in column (5), Line 6k, should be the same as the total amount shown in Section A, Column (g), Line 5. For supplemental grants and changes to grants, the total amount of the increase or decrease as shown in Columns (1)-(4), Line 6k should be the same as the sum of the amounts in Section A, Columns (e) and (f) on Line 5.
Line 7—Enter the estimated amount of income, if any, expected to be generated from this project. Do not add or subtract this amount from the total project amount. Show under the program narrative statement the nature and source of income. The estimated amount of program income may be considered by the federal grantor agency in determining the total amount of the grant.

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Section C. Non-Federal Resources

Lines 8-11—Enter amounts of non-Federal resources that will be used on the grant. If in-kind contributions are included, provide a brief explanation on a separate sheet.

Column (a)—Enter the program titles identical to Column (a), Section A. A breakdown by function or activity is not necessary.

Column (b)—Enter the contribution to be made by the applicant.

Column (c)—Enter the amount of the State's cash and in-kind contribution if the applicant is not a State or State agency. Applicants which are a State or State agencies should leave this column blank.

Column (d)—Enter the amount of cash and in-kind contributions to be made from all other sources.

Column (e)—Enter totals of Columns (b), (c), and (d).

Line 12—Enter the total for each of Columns (b)-(e). The amount in Column (e) should be equal to the amount on Line 5, Column (f) Section A.

Section D. Forecasted Cash Needs

Line 13—Enter the amount of cash needed by quarter from the grantor agency during the first year.

Line 14—Enter the amount of cash from all other sources needed by quarter during the first year.

Line 15—Enter the totals of amounts on Lines 13 and 14.

Lines 16-19—Enter in Column (a) the same grant program titles shown in Column
(a), Section A. A breakdown by function or activity is not necessary. For new applications and continuation grant applications, enter in the proper columns amounts of Federal funds which will be needed to complete the program or project over the succeeding funding periods (usually in years). This section need not be completed for revisions (amendments, changes, or supplements) to funds for the current year of existing grants.
If more than four lines are needed to list the program titles, submit additional schedules as necessary.

Line 20—Enter the total for each of the Columns (b)-(e). When additional schedules are prepared for this Section, annotate accordingly and show the overall totals on this line.

Section F. Other Budget Information

Line 21—Use this space to explain amounts for individual direct object-class cost categories that may appear to be out of the ordinary or to explain the details as required by the Federal grantor agency.

Line 22—Enter the type of indirect rate (provisional, predetermined, final or fixed) that will be in effect during the funding period, the estimated amount of the base to which the rate is applied, and the total indirect expense.

Line 23—Provide any other explanations or comments deemed necessary.

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Enclosure 2

Attachment D – Amended and Restated Repayment Agreement

ATTACHMENT D

AMENDED AND RESTATED REPAYMENT AGREEMENT

DE-FR26-06NT42392

[**]